Exhibit 15.1

May 24, 2023

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

RE: FILING OF THE MARCH 31, 2023 FORM 10-Q FOR TRUSTCO BANK CORP NY

Commissioners:

We are aware that our report dated May 9, 2023, on our review of the interim financial information of TrustCo Bank Corp NY for the three-month periods ended March 31, 2023 and 2022, included in TrustCo Bank Corp NY’s quarterly report on Form 10-Q for the quarter ended March 31, 2023, is incorporated by reference in this Registration Statement on Form S-8.

Yours very truly,

/s/ Crowe LLP